Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333 -267654) pertaining to the Second Amended and Restated New 2022 Share Incentive Plan of NaaS Technology Inc. of our report dated May 1, 2023, with respect to the consolidated financial statements of NaaS Technology Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People’s Republic of China

December 26, 2023